Triant Technologies Inc.

580 – 1122 Mainland Street

Vancouver, British Columbia

Canada V6B 5L1

TRIANT

Tel: 604.697.5090

Fax: 604.681.1106

e-mail: mail@triant.com

CONTACTS:

Robert Heath, CEO / Mark Stephens, CFO

Triant Technologies Inc.

604.697.5090

mail@triant.com

FOR IMMEDIATE RELEASE

TRIANT ANNOUNCES CONFERENCE CALL

FOR THE FIRST QUARTER 2004 FINANCIAL RESULTS

VANCOUVER, CANADA —April 22, 2004 — Triant Technologies Inc. (TSX: TNT; OTCBB: TNTTF) today announced a conference call scheduled for Thursday, April 29, 2004 at 1:45 p.m. Pacific Time (4:45 p.m. Eastern Time) to discuss first quarter financial results.

WHO:	Triant Technologies Inc., a leader in equipment health monitoring and advanced fault detection software solutions for the semiconductor industry

WHAT:	Conference Call for First Quarter Financial Results

WHEN:	Thursday, April 29, 2004

TIME:	1:45 p.m. Pacific Time (4:45 p.m. Eastern Time)

DIAL-IN NUMBER:	416-405-9328 Conference Code: 3037931#

REPLAY NUMBER:	416-695-5800 Conference Code: 3037931#

A replay of the conference call will be available on Thursday, April 29, 2004 after 4:45 p.m. Pacific Time (7:45 p.m. Eastern Time)

About Triant Technologies

Triant Technologies Inc. develops, markets, and supports equipment health monitoring, advanced fault detection and sophisticated data analysis technology. Triant provides innovative APC (Advanced Process Control) software solutions that help its customers improve the productivity of their manufacturing equipment and is focused on the application of its technology primarily to the semiconductor industry and secondarily to other industries. Triant’s core technology is UPM (Universal Process Modeling), a proprietary advanced mathematical algorithm that can be used to model the behavior of any correlated system or process. To address the emerging market opportunity in the semiconductor industry, Triant has developed ModelWare®, an equipment health monitoring and advanced fault detection software solution, based on its core UPM technology. More information about Triant is available via the Internet at www.triant.com